Exhibit 5.1



                     [LETTERHEAD OF HOGAN & HARTSON, L.L.P.]





                                  March 7, 1997



Board of Directors
Colonial Downs Holding, Inc.
3610 N. Courthouse Road
Providence Forge, VA 23140

Ladies and Gentlemen:

                  We are acting as special counsel to Colonial Downs Holding, Inc., a Virginia corporation (the "Company"), in connection with its registration statement on Form S-1 as amended (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 4,887,500 shares (including up to 637,500 shares as to which the Company has granted an option solely to cover overallotments) of the Company's Class A common stock, par value $.01 per share, all of which shares (the "Shares") are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1. An executed copy of the Registration Statement and all the amendments thereto filed on or before this date.

                  2. The Amended and Restated Articles of Incorporation of the Company, as certified by the Secretary of the Company on March 6, 1997 as then being complete, accurate and in effect, filed as Exhibit 3.1 to the Registration Statement (the "Amended Charter").


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                  3.       The Bylaws of the Company, as certified by the
                           Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  4. The Plan and Agreement of Reorganization dated as of February 12, 1997, filed as Exhibit 2.1 to the Registration Statement.

                  5. The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom Friedman, Billings, Ramsey & Co., Inc. will act as representative, filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement").

                  6. Resolutions of the Directors of the Company adopted by unanimous consent as certified by the Secretary of the Company as being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Stock Corporation Act of the Commonwealth of Virginia. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) final action of an Officer or Director of the Company approving the price of the Shares, (ii) execution and delivery by the Company of the Underwriting Agreement, (iii) effectiveness of the Registration Statement, (iv) the effectiveness of the reorganization pursuant to the Plan and Agreement of Reorganization, (v) issuance of the Shares pursuant to the terms of the Underwriting Agreement and (vi) receipt by the Company of the consideration for the Shares specified in the action of an Officer or Director of the Company referred to above in (i), the Shares will be validly issued, fully paid and nonassessable under the Stock Corporation Act of the Commonwealth of Virginia.



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                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                  Very truly yours,



                                                  HOGAN & HARTSON L.L.P.